Exhibit 10.4

EXECUTION VERSION

LEHMAN BROTHERS BANK, FSB

May 31, 2007

Fieldstone Mortgage Company
Fieldstone Investment Corporation
11000 Broken Land Parkway
Suite, 600
Columbia, MD 21044
Attention: Mark Krebs
Phone Number: (410) 772-7275
Fax Number: (413) 367-2172

Re: Lehman Brothers Bank, FSB – Fieldstone Repurchase Agreement

Ladies and Gentleman:

1.	Reference is made to that certain Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended from time to time (the “Repurchase Agreement”), between LEHMAN BROTHERS BANK, FSB (“Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller”, and together with Fieldstone Mortgage Company, the “Sellers”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Repurchase Agreement.

2.	The Buyer and the Sellers hereby agree that as of May 31, 2007 (i) the Buyer and the Sellers have not and will not enter into any new Transactions under the Repurchase Agreement; (ii) the Sellers paid to the Buyer the Repurchase Price and any and all other outstanding obligations under the Repurchase Agreement; and (iii) the Repurchase Agreement (and all agreements executed in connection thereto) are terminated and no further action is required by any parties. The Sellers and the Buyer shall have no further obligations thereunder, except for those obligations that by their terms survive termination of the Repurchase Agreement.

3.	This letter shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.	This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

This letter shall be construed in accordance with, and the obligations, rights and remedies of the parties hereunder shall be determined under, the substantive laws of the State of New York (without giving effect to choice of law principles), except to the extent preempted by Federal law.

Sincerely,

LEHMAN BROTHERS BANK, FSB, as Buyer

By: /s/ Stephen A. Valentino
Name: Stephen A. Valentino
Title:

Accepted and Agreed:

FIELDSTONE MORTGAGE COMPANY, as a Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

FIELDSTONE INVESTMENT CORPORATION, as a Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer